                                                                  Exhibit 10.79


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                                 LOAN AGREEMENT

                            Dated as of March 1, 1999

                                     BETWEEN

                             C.P. CLARE CORPORATION

                                       AND

                                BANKBOSTON, N.A.




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

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made as of March 1, 1999, between C.P. CLARE CORPORATION, a Massachusetts corporation having its principal place of business and chief executive office at 78 Cherry Hill Drive, Beverly, Massachusetts 01915-1048 (the "Borrower"), and BANKBOSTON, N.A. (the "Lender"), a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110.

         SECTION 1.  DEFINITIONS.

         1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings:

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) PROVIDED THAT a Company or a Subsidiary is the surviving entity.

         "Affiliate" means, with reference to any person, (i) any director, officer or employee of that person, (ii) any other person controlling, controlled by or under direct or indirect common control of that person, (iii) any other person directly or indirectly holding 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that person and (iv) any other person 10% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that person. For purposes of Section 5.1(viii) hereof, "Affiliate" means, within the meaning of Section 414 of the Code, (i) any member of a controlled group of corporations which includes the Borrower, (ii) any trade or business, whether or not incorporated, under common control with the Borrower, (iii) any member of an affiliated service group which includes the Borrower, and (iv) any member of a group treated as a single employer by regulation.

         "Agreement" means this Loan Agreement, including the schedules and exhibits hereto, as originally executed, or if this Agreement is amended, varied or supplemented from time to time, as so amended, varied or supplemented.

         "Applicable Commitment Multiplier" means (i) one-quarter of one percent (0.25%) if the Average Unused Commitment during the relevant time period is greater than or equal to fifty percent (50%) of the Maximum Amount and (ii) one-eighth of one percent (0.125%) if the Average Unused Commitment during the relevant time period is less than fifty percent (50%) of the Maximum Amount.

         "Applicable Margin" means, for any day, with respect to any Revolving Loan payable hereunder bearing interest based upon the LIBOR Rate, the applicable rate PER ANNUM set forth below under the caption "Applicable Margin", based upon the Liabilities to EBITDA Ratio as of the most recent determination date:


      ------------------------------ -------------------------
      Liabilities to EBITDA Ratio       Applicable Margin
      ------------------------------ -------------------------
      ------------------------------ -------------------------
      CATEGORY 1
      Less than 1.00x                         0.50%

      ------------------------------ -------------------------
      ------------------------------ -------------------------
      CATEGORY 2
      1.00x to Less than equal 1.50x          0.75%

      ------------------------------ -------------------------
      ------------------------------ -------------------------
      CATEGORY 3
      greater than 1.50x to
      less than 2.00x                         1.00%
      ------------------------------ -------------------------
      ------------------------------ -------------------------
      CATEGORY 4
      greater than 2.00x to
      less than equal 2.50x                   1.25%
      ------------------------------ -------------------------
      ------------------------------ -------------------------
      CATEGORY 5
      greater than 2.50x                      1.50%
      ------------------------------ -------------------------


For purposes of the foregoing, (x) the Liabilities to EBITDA Ratio shall be determined, on a consolidated basis, as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's financial statements delivered pursuant to Section 5.1(i) or (iii), and (y) each change in the Applicable Margin resulting from a change in the Liabilities to EBITDA Ratio shall be effective during the period commencing on and including the date 3 Business Days after delivery to the Lender of such financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; PROVIDED THAT, until such time as Borrower first submits financial statements to Lender pursuant to Section 5.1(i) or (ii), the Liabilities to EBITDA Ratio shall be based upon the Initial Financial Statement. Notwithstanding anything stated herein to the contrary, the Liabilities to EBITDA Ratio shall be deemed to be in Category 5 (a) at any time that an Event of Default has occurred and is continuing and (b) if the Borrower fails to deliver the financial statements required to be delivered by it pursuant to
Section 5.1(i) or (ii), during the period from the expiration of the time for delivery thereof until 3 Business Days after such financial statements are delivered.

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

         "Average Unused Commitment" for any period of time means the average daily difference between the Maximum Amount and the sum of the principal amount of Revolving Loans actually outstanding hereunder during such period.

         "Base Rate" means the greater of (i) the rate of interest announced from time to time by the Lender at its head office as its "base rate" and (ii) the Federal Funds Effective Rate plus 1/2 of 1% PER ANNUM (rounded upwards, if necessary, to the next 1/8 of 1%).

         "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Revolving Loans bearing interest by reference to the Libor Rate, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

         "Capital Expenditures" means the amount of any expenditure for fixed assets, computer software, leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate, expenditures in any construction in progress account of the Borrower and other similar expenditures which are required to be capitalized on a balance sheet pursuant to GAAP.

         "Cash Equivalents" means:

         (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

         (b) certificates of deposit, time deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or banker's acceptances, having in each case a tenor of not more than six months, issued by the Lender, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000) whose short term securities are rated at least A by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., and not subject to any right of setoff by such issuer;

         (c) commercial paper of any issuer rated at least A by Standard & Poor's Corporation or P-1 by Moody's Investor Service Inc. and in either case having a tenor of not more than six months;

         (d) investments with foreign banks similar to the investments set forth in clauses (a), (b) and (c) above, so long as such foreign bank has combined capital and surplus in excess of One Hundred Million Dollars ($100,000,000); and

                                      -3-
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         (e) variable rate municipal bonds that are backed by letters of credit issued by the Lender, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000) whose short term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.

         "Change of Control" means either of the following (i) if any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act, is or becomes directly or indirectly, the "beneficial owners", as defined in Rule 13d-3 under the Exchange Act, of securities of the Borrower that represent twenty-five percent (25%) or more of the combined voting power of the Borrower's then outstanding securities or (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Borrower's board of directors (together with any new directors whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons other than death or disability to constitute a majority of the directors then in office.

         "Closing Date" means the first date on which all of the conditions set forth in Section 4 have been satisfied and any Revolving Loans are to be made hereunder.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consolidated Current Assets" means the aggregate amount of assets of the Borrower and its Subsidiaries which are classified as current assets on a consolidated balance sheet for the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Consolidated Current Liabilities" means the aggregate amount of liabilities of the Borrower and its Subsidiaries which are classified as current liabilities on a consolidated balance sheet for the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Consolidated Tangible Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries less the net book value of all assets of the Borrower and its Subsidiaries, on a consolidated basis, which would be treated as intangibles under GAAP, including, without limitation, deferred charges, franchise rights, non-compete agreements, research and development costs, goodwill, unamortized debt discounts, patents, patent applications, trademarks, trade names, copyrights, and licenses.

         "Consolidated Working Capital" means the difference obtained by subtracting from the Consolidated Current Assets the Consolidated Current Liabilities.

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         "Contingent Obligations" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

         Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking ,contract, guaranty, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Credit Note" shall have the meaning set forth in Section 2.1.1.

         "Default" means an event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         "Divestiture" means shall have the meaning set forth in Section 5.9.

         "Domestic Corporation" means any Subsidiary incorporated under the laws of the United States or any State or Territory thereof.

         "EBIT" means for any period, for the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the Net Income

(or net loss) for such period plus (b) consolidated Interest Expense to the extent included in the determination of such Net Income (or loss), plus (c) provision of taxes to the extent included in the determination of such Net Income (or loss); PROVIDED, HOWEVER, that Net Income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains, determined in accordance with GAAP.

         "EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the EBIT for such period, plus all amounts treated as expenses for depreciation and amortization of intangibles of any kind to the extent such amounts are included in the determination of Net Income (or loss) for such period; PROVIDED, HOWEVER, that such amounts shall be excluded from the calculation of EBITDA to the extent such amounts were included in the calculation of consolidated Interest Expense.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for any release or injury to the environment.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

         "Event of Default" shall have the meaning set forth in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "Federal Funds Effective Rate" means, for any day, a fluctuating interest rate PER ANNUM equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Lender from 3 Federal funds brokers of recognized standing selected by the Lender.

         "Financial Services Agreement" means trade finance, foreign exchange, risk management service agreements or agreements for other services provided by the Lender, if any, whether verbal or written, entered into between the Lender and the Borrower, each such agreement being in form and substance satisfactory to the Lender in its sole discretion.

         "Foreign Corporation" means any Subsidiary that is not a Domestic Corporation.

         "Foreign Permitted Receivables" shall mean all obligations of any obligor located outside of the United States (whether now existing or hereafter arising) under a contract for sale of goods or services by the Borrower or any Subsidiary, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto.

         "FRB" means the Federal Reserve Board.

         "Funded Debt" means, as of any date of determination, on a consolidated basis, the sum of (i) the aggregate amount of Revolving Loans outstanding on such date, plus (ii) all principal obligations arising under capital leases in effect on such date required to be capitalized in accordance with GAAP, plus
(iii) all other guarantees and Indebtedness for borrowed money outstanding on such date.

         "Funded Debt Ratio" means, as of the end of any fiscal quarter of the Borrower, the ratio of (i) Funded Debt as of the end of such fiscal quarter to
(ii) EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Indebtedness" means, without duplication, all obligations, contingent or otherwise, that should be classified as liabilities in accordance with GAAP, including without limitation (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all net obligations with respect to Swap Contracts (excluding foreign exchange hedge contracts entered into in the normal course of business); (e) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets, or businesses; (f) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Borrower; (g) all obligations with respect to capital leases; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contracts rights) owned by the Borrower, even though the Borrower has not assumed or become liable for the payment of such indebtedness; and (i) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

         "Initial Financial Statement" shall have the meaning set forth in
Section 3.5.

         "Insolvent" or "Insolvency" means that there shall have occurred one or more of the following events with respect to a person: death; dissolution; liquidation; termination of existence; "insolvent" or "insolvency" within the meaning of the United States Bankruptcy Code or other applicable statute; such person's inability to pay its debts as they come due or failure to have adequate capital to conduct its business; such person's failure to have assets having a fair saleable value net of any cost to dispose of such assets in excess of the amount required to pay the probable liability on its then existing debts (including unmatured, unliquidated and contingent debts); appointment of a receiver of any part of the property of, execution of a trust mortgage or an assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors by or against such person, or the offering of a plan to creditors or such person for composition or extension, except for an involuntary proceeding commenced against such person which is dismissed within 30 days after the commencement thereof without the entry of an order for relief or the appointment of a trustee.

         "Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the consolidated EBIT of the Borrower and its Subsidiaries for the fiscal quarter ending on such determination date plus the aggregate amount of all operating lease payments made or required to be made by the Borrower or any of its Subsidiaries for such period; to (b) Interest Expense for such period plus the aggregate amount of all operating lease payments made or required to be made by the Borrower or any of its Subsidiaries for such period.

         "Interest Expense" means, for any period, with respect to the Borrower and its Subsidiaries, on a consolidated basis without duplication, all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made of the Borrower and its Subsidiaries, plus (a) the portion of upfront costs and expenses for Swap Contracts and option contracts to manage risk fairly allocated to such Swap Contracts and option contracts as expenses for such period, plus (b) fees payable pursuant to the Loan Documents during such period, plus (c) the portion of any payments made in respect of capital leases allocated to interest expense during such period; all as determined in accordance with GAAP. Computations of Interest Charges on a PRO FORMA basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         "Interest Period" means, as to any Libor Rate Amount, the period, the commencement and duration of which shall be determined in accordance with
Section 2.4, PROVIDED THAT if any such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the Business Day next preceding or next succeeding such day as determined by the Lender in accordance with its usual practices and notified to the Borrower at the beginning of such Interest Period.

         "IRS" means the Internal Revenue Service of the United States Department of the Treasury.

         "Joint Venture" means a corporation, partnership, limited liability company, joint venture or other legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

         "Leases" means any agreement, whether written or oral, granting a person the right to occupy space in a structure or real estate for any period of time or any capital lease or other lease of or agreement to use personal property.

         "Liabilities to EBITDA Ratio" means, as of the end of any fiscal quarter of the Borrower, the ratio of (i) the Consolidated Current Liabilities as of the end of such fiscal quarter to (b) EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter.

         "Libor Rate" means, with respect to any Interest Period, in the case of any Libor Rate Amount, the annual rate of interest determined by the Lender, at or before 11:00 a.m. (London time) (or as soon thereafter as practicable) on the second Business Day prior to the first day of such Interest Period, to be the annual rate of interest at which deposits of U.S. dollars are offered to major commercial banks by prime banks in the London interbank market, at or about the time of determination and in accordance with the usual practice in such market for delivery on the first day of such Interest Period in immediately available funds and having a maturity equal to such Interest Period in an amount equal (as nearly as may be) to such Libor Rate Amount. Each such rate determination by the Lender shall be conclusive.

         "Libor Rate Amount" means, in relation to any Interest Period, any portions of the principal amount of any Revolving Loans on which the Borrower elects pursuant to Section 2.4 to pay interest at a rate determined by reference to the Libor Rate.

         "Liens" shall have the meaning set forth in Section 5.6.

         "Loan Documents" means, collectively, this Agreement (including, without limitation, the agreements and other instruments listed or described in the Closing

Checklist attached hereto as EXHIBIT E), the Credit Note, the Subsidiary Guaranties, and any other agreements, instruments or documents referred to herein or therein and/or delivered in connection herewith, and all schedules, exhibits and annexes thereto.

         "Maturity Date" means June 30, 2001.

         "Maximum Amount" shall be $15,000,000.

         "Net Income" means the gross revenues of the Borrower for the period in question, less all expenses and other proper charges (including taxes on income), all determined in accordance with GAAP but in any event, excluding from Net Income (without duplication): (i) any gain or loss, amortization or deduction arising from any write-up of assets, except to the extent inclusion thereof shall be approved in writing by the Lender; (ii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iii) the net earnings of any business entity (other than a Subsidiary) in which the Borrower has an ownership interest, except to the extent such net earnings shall have actually been received by the Borrower in the form of cash distributions; (iv) any gains or losses on the sale or other disposition of investments or fixed or capital assets; (v) the proceeds of any life insurance policy; (vi) any deferred or other credit representing any excess of the equity of any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; and
(vii) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall be made from income arising during such period.

         "Obligations" means, collectively, any and all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrower to the Lender, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising.

         "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the by-laws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "Participant" shall have the meaning set forth in Section 7.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Acquisition" shall have the meaning set forth in
Section 5.7.

         "Permitted Contingent Obligation(s)" shall have the meaning set forth in Section 5.16.

         "Permitted Disposition(s)" shall have the meaning set forth in Section 5.9.

         "Permitted Foreign Receivables Purchase Facility" shall mean any agreement of the Borrower or any of its Subsidiaries providing for sales, transfers or conveyances of Foreign Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Foreign Permitted Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Foreign Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels; PROVIDED THAT the aggregate amount of all Foreign Permitted Receivables permitted to be sold pursuant to all Permitted Foreign Receivables Purchase Facilities for the Borrower and its Subsidiaries shall not exceed Five Million Dollars ($5,000,000) in any fiscal year of the Borrower.

         "Permitted Indebtedness" shall have the meaning set forth in Section
5.5.

         "Permitted Investments" shall have the meaning set forth in Section
5.8.

         "Permitted Leases" shall have the meaning set forth in Section 5.18.

         "Permitted Liens" shall have the meaning set forth in Section 5.6.

         "Permitted Swap Obligations" means the Financial Services Agreements which constitute Swap Contracts and all other obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under Swap Contracts; PROVIDED THAT each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with (i) interest rate fluctuations, PROVIDED THAT the aggregate exposure of the Borrower and its Subsidiaries (to be determined by the Lender) under Swap Contracts entered into for the purpose of mitigating risks associated with interest rate fluctuations does not exceed One Million Dollars ($1,000,000) and the aggregate notional amount of all such Swap Contracts does not exceed Twenty Million Dollars ($20,000,000) or (ii) exchange rate fluctuations, PROVIDED THAT the aggregate exposure of the Borrower and its Subsidiaries (as mutually agreed upon by the Lender and Borrower) under Swap Contracts entered into for the purpose of mitigating risks associated with exchange rate fluctuations does not exceed Two Million Dollars ($2,000,000) and the aggregate notional amount of all such Swap Contracts does not exceed Twenty Million Dollars ($20,000,000), (b) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person; and (c) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder.

         "Person" or "person" means any individual, corporation, limited liability company, partnership, trust, trade, business and governmental agency and instrumentality.

         "Plans" shall mean, collectively, each "employee pension benefit plan" and each "employee welfare benefit plan" (each as defined in ERISA) maintained by any Borrower.

         "Pledge Agreement" means a Pledge Agreement, in form and substance satisfactory to the Lender, executed by the Borrower in favor of the Lender pursuant to which the Borrower pledges to the Lender, as to each Foreign Corporation, stock of such Foreign Corporation representing 65% of the total combined voting power of all classes of capital stock of such Foreign Corporation.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Reserve Charge" means, for each day on which any Libor Rate Amount is outstanding, a reserve charge in an amount equal to the product of:

              (i)   the outstanding principal amount of the Libor Rate Amount,

                                  multiplied by

              (ii) (a) the Libor Rate (expressed as a decimal) divided by one minus the Reserve Rate, minus (b) the Libor Rate (expressed as a decimal),

                                  multiplied by

              (iii) 1/360.

         "Reserve Rate" means the rate in effect from time to time, expressed as a decimal, at which the Lender would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is used in such Regulation D) if such liabilities were outstanding.

         "Revolving Loan" shall have the meaning set forth in Section 2.1.1.

         "Revolving Loan Account" means the account on the books of the Lender in which will be recorded Revolving Loans made by the Lender to the Borrower pursuant to this Agreement, payments made on such Revolving Loans and other appropriate debits and credits as provided by this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "Second Tier Subsidiary" means any Subsidiary in which (other than directors' qualifying shares required by law) one hundred percent (100%) of the capital stock, or memberships or other equity interests in the case of Subsidiaries that are not corporations, of each class having ordinary voting power, and one hundred percent (100%) of the capital stock, or memberships or other equity interests in the case of Subsidiaries that are not corporations, of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by one or more of the Wholly-Owned Subsidiaries.

         "Subsidiary" means any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; or any other such organization the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Borrower has a 50% ownership interest or any other entity which would be consolidated with the Borrower in presenting its financial statements in accordance with GAAP. The Borrower's Subsidiaries include without limitation the following entities (the parenthetical after each reflecting the such entity's jurisdiction of incorporation: (1) Clare Capital, Inc. (New York); (2) Clare Capital, Inc. (Delaware); (3) Clare Components, Inc. (New York); (4) Clare Components, Inc. (Delaware); (5) Clare Electronics, Inc. (New York); (6) Clare Electronics, Inc. (Delaware); (7) Clare Instruments, Inc. (New York); (8) Clare Instruments, Inc. (Delaware); (9) Clare Services, Inc. (New York); (10) Clare Services, Inc. (Delaware); (11) Clare Systems, Inc. (New York); (12) Clare Systems, Inc. (Delaware); (13) Clare Technologies, Inc. (New York); (14) Clare Technologies, Inc. (Delaware); (15) Clare Canada, Ltd. (Ontario, Canada); (16) Clare France S.A.R.L. (France); (17) C.P. Clare Electronics, GmbH (Germany); (18) C.P. Clare Foreign Sales Corporation (U.S. Virgin Islands); (19) C.P. Clare N.V. (Belgium);(20) Clare Engineering N.V. (Belgium); (21) C.P. Clare Mexicana S.A. de C.V. (Mexico); (22) Clare Technologies (Taiwan), Inc. (Taiwan); and (23) Clare-Micronics Integrated Systems, Inc. (CA).

         "Subsidiary Guaranty" means a Guaranty Agreement, in form and substance satisfactory to the Lender, executed by each Subsidiary in favor of the Lender pursuant to which each such Subsidiary guarantees the payment and performance of the Obligations.

         "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, bond, note, forward foreign exchange transaction, currency swap, cross-currency rate swap, swaption, or any other, similar transaction or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender).

         "Taxes" means, any and all taxes (including, without limitation, income, receipts, franchise, ad valorem or excise taxes, transfer or gains taxes or fees, use taxes, withholding, payroll or minimum taxes) imposed on, or otherwise payable by, or for which responsibility for payment, withholding or collection lies with, the Borrower by any governmental authority, federal, state or otherwise, including any taxes imposed on any of the Borrower's Subsidiaries or other Affiliates for which the Borrower may be liable under applicable law or by agreement to which the Borrower is a party or by which it is bound or subject to, and including, but not limited to, any interest, penalties or additions to tax with respect thereto.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year

         "Wholly-Owned Subsidiary" means any Subsidiary in which (other than directors' qualifying shares required by law) one hundred percent (100%) of the capital stock, or memberships or other equity interests in the case of Subsidiaries that are not corporations, of each class having ordinary voting power, and one hundred percent (100%) of the capital stock, or memberships or other equity interests in the case of Subsidiaries that are not corporations, of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         "Year 2000 Problem" means any significant risk that computer hardware or software used in the Borrower's business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.1, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

         SECTION 2.  REVOLVING LOANS.

         2.1  REVOLVING LOANS.

                  2.1.1 Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower made herein, the Lender agrees to make loans ("Revolving Loans") to the Borrower at the Borrower's request from time to time, from and after the date hereof and prior to the Maturity Date, PROVIDED THAT the principal amount of Revolving Loans outstanding at any time shall not exceed the Maximum Amount at such time, and PROVIDED, FURTHER, that at the time the Borrower requests a Revolving Loan and after giving effect to the making thereof there has not occurred and is not continuing any Default or Event of Default. The Borrower agrees that it shall be an Event of Default if at any time the debit balance of the Revolving Loan Account shall exceed the Maximum Amount at such time, unless the Borrower shall, upon notice of such excess from the Lender, promptly pay cash to the Lender to be credited to the Revolving Loan Account in such amount as shall be necessary to eliminate the excess. All requests for Revolving Loans shall be in such form and shall be made in such manner as shall be agreed between the Borrower and the Lender, except that each Revolving Loan shall be in a minimum amount of $250,000 and shall be in an integral multiple of $100,000 or, if less, the remaining unused Maximum Amount. The Revolving Loans shall be evidenced by a Revolving Credit Note (the "Credit Note") in the form of EXHIBIT A hereto.

         2.1.2 Subject to the provisions of Section 2.3, the Borrower may prepay outstanding Revolving Loans and the Credit Note in whole or in part at any time without premium or penalty. Amounts so paid in respect of the Revolving Loans and the Credit Note and other amounts may be borrowed and reborrowed from time to time as provided in Section 2.1.1. On the Maturity Date, the Borrower shall repay all outstanding Revolving Loans and the Credit Note, together with all unpaid interest thereon and all fees and other amounts due hereunder.

         2.2  INTEREST AND FEES.

                  2.2.1 Subject to the provisions of Section 2.3, Revolving Loans shall bear interest at a rate PER ANNUM equal to the Base Rate in effect from time; PROVIDED THAT if an

Event of Default shall occur, then at the option of the Lender the unpaid balance of Revolving Loans shall bear interest, to the extent permitted by law, at an annual interest rate equal to 3% above the rate of interest then applicable hereunder to Revolving Loans bearing interest with reference to the Base Rate, until such Event of Default is cured or waived. Subject to the provisions of Section 2.3, interest on Revolving Loans (not at the time overdue) shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower, commencing March 31, 1999. Any change in the Base Rate shall result in a change on the same day in the rate of interest to accrue from and after such day on the unpaid balance of principal of the Revolving Loans.

                  2.2.2 The Borrower shall pay to the Lender a commitment fee, payable quarterly in arrears on the last Business Day of each quarter, equal to the Applicable Commitment Multiplier then in effect multiplied by the Average Unused Commitment during the preceding quarter.

                  2.2.3 The Borrower shall pay to the Lender, on the Closing Date, or promptly upon request by the Lender thereafter, all reasonable fees and expenses incurred by the Lender in connection with the preparation and execution of the loan facility represented by the Loan Documents, including without limitation, legal and other direct out-of-pocket expenses.

                  2.2.4 The Borrower authorizes the Lender to charge to the Revolving Loan Account or to any deposit account which the Borrower may maintain with the Lender the interest, fees, charges, taxes and expenses provided for in this Agreement or any other document executed or delivered in connection herewith.

                  2.2.5 If, after the date hereof, the Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having the force of law) regarding capital requirements for banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any of the foregoing imposes or increases a requirement by the Lender to allocate capital resources to the Lender's commitment to make Revolving Loans hereunder which has or would have the effect of reducing the return on the Lender's capital to a level below that which the Lender could have achieved (taking into consideration the Lender's then existing policies with respect to capital adequacy and assuming full utilization of the Lender's capital) but for such adoption, change or compliance by any amount deemed by the Lender to be material, then: (i) the Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) to the extent that the costs of such increased capital requirements are not reflected in the Base Rate (or in the Libor Rate plus the Applicable Margin in the case of loans bearing interest by reference to the Libor Rate), the Borrower and the Lender shall thereafter attempt to negotiate in good faith, within 30 days following the date the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate the Lender in light of the circumstances. If the Lender and the Borrower are unable to agree to such adjustment within 30 days following the date upon which the Borrower receives such notice, then commencing on the date of such notice (but no earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in the Lender's reasonable determination, provide adequate compensation. The provisions of this Section
2.2.5 shall be applied to the Borrower so as not to discriminate against the Borrower vis-a-vis other customers of the Lender.

                  2.2.6 Anything hereinbefore to the contrary notwithstanding, if any present or future applicable law (which expression, as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall (i) subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the maximum amount of the Revolving Loans, or the payment to the Lender of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to the Lender of the principal or the interest on or any other amounts payable to the Lender hereunder, or (iii) impose or increase or render applicable any special or supplemental special deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of the Lender in respect of the transactions contemplated herein, or (iv) impose on the Lender any other conditions or requirements with respect to this Agreement, the Maximum Amount or any Revolving Loan, and the result of any of the foregoing is (A) to increase the cost to the Lender of making, funding or maintaining all or any part of the Revolving Loans, or (B) to reduce the amount of principal, interest or other amounts payable to the Lender hereunder, or (C) to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregoing interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrower hereunder, then, and in each such case not otherwise provided for hereunder, the Borrower will, upon demand made by the Lender accompanied by calculations thereof in reasonable detail, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregoing interest or other sum, PROVIDED THAT the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregoing interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of the Lender.

         2.3  LIBOR INTEREST RATE OPTION.

                  2.3.1 At the option of the Borrower, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may elect from time to time prior to the Maturity Date to have all or a portion of the unpaid principal amount of any

Revolving Loan bear interest during any particular Interest Period by reference to the Libor Rate; PROVIDED THAT any such portion of any Revolving Loan shall be in an amount not less than $250,000 or some greater integral multiple of $100,000 with respect to any single Interest Period, and PROVIDED FURTHER, than no more than 5 Revolving Loans bearing interest by reference to the Libor Rate may be outstanding at any one time. Any election by the Borrower to have interest calculated by reference to the Libor Rate shall be made by notice (which shall be irrevocable) to the Lender at least 3 Business Days prior to the first day of the proposed Interest Period, specifying the Libor Rate Amount and the duration of the proposed Interest Period (which must be for one, two, three or six months). Any such election of a Libor Rate shall lapse at the end of the expiring Interest Period unless extended by a further election notice as hereinbefore provided. Except as otherwise provided herein, each Libor Rate Amount shall bear interest during each Interest Period relating thereto at an annual rate equal to the Libor Rate plus the Applicable Margin then in effect, it being agreed by the Borrower that it shall notify the Lender in writing of any change in the Applicable Margin when it submits the financial statements upon which such change in the Applicable Margin is based. Interest on each Libor Rate Amount shall be payable on (a) the last day of each Interest Period relating thereto, or (b) if any Interest Period is longer than 3 months, on the last day of each 3-month period following the commencement of such 3-month period and on the last day of such Interest Period.

                  Notwithstanding the foregoing, the Borrower may not select an Interest Period which extends beyond the Maturity Date.

                  2.3.2 The Borrower shall pay to the Lender the Reserve Charge, if any, with respect to Libor Rate Amounts of the Revolving Loans outstanding from time to time on the dates interest is payable on such Libor Rate Amounts.

                  2.3.3 The Lender shall forthwith upon determining any Libor Rate provide notice thereof to the Borrower. Each such notice shall be conclusive and binding upon the Borrower.

                  2.3.4 If, with respect to any Interest Period, (i) the Lender is unable to determine the Libor Rate relating thereto, (ii) adverse or unusual conditions in or changes in applicable law relating to the applicable London interbank market (a) make it illegal or, in the reasonable judgment of the Lender, impracticable, to fund therein the Libor Rate Amount or (b) make the projected Libor Rate unreflective of the actual costs of funds therefor to the Lender, or (iii) if it shall become unlawful for the Lender to charge interest on the Revolving Loans on a Libor Rate basis, then in any such event the Lender shall so notify the Borrower and interest will be calculated and payable in respect of such projected Interest Period (and thereafter for so long as the conditions referred to in this sentence shall continue) by reference to the Base Rate in accordance with Section 2.2.1.

                  2.3.5 If any Interest Period would otherwise end on a day which is not a Business Day for Libor Rate purposes, that Interest Period shall end on the Business Day next preceding or next succeeding such day as determined by the Lender in accordance with its usual practices and notified to the Borrower at the beginning of such Interest Period.

                  2.3.6 If for any reason any payment or prepayment of principal of a Libor Rate Amount is made on any day other than the last day of an Interest Period, then the Borrower shall reimburse the Lender for the loss, if any, computed pursuant to the following formula:

                     L = (R-T) X P X D + RC
                         -------------------
                         360

                     L = amount of loss to be reimbursed to the Lender.

                     R = the Libor Rate plus the Applicable Margin at the
                         time of the payment.

                     T = effective interest rate in which United States
                         Treasury bills maturing on the last day of the then current Interest Period and in the same amount as the unpaid principal amount of the Revolving Loan can be purchased by the Lender on the day of such payment of principal.

                     D = the number of days remaining in the Interest Period
                         as of the date of such payment.


                     P = the amount of principal paid.

                    RC = the Reserve Charge due through the date of such
                         payment.

         The Borrower shall pay to the Lender the amount of loss, computed in accordance with the foregoing formula, upon presentation by the Lender of a statement setting forth the Lender's calculation of the amount of such loss, which notice shall be conclusive and binding upon the Borrower in the absence of manifest error.


         SECTION 3.  REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents, warrants and covenants as follows:

         3.1 ORGANIZATION AND QUALIFICATION. The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power and authority to own its property and conduct its business as now conducted and as presently contemplated, and to execute, deliver and perform its Obligations under the Loan

Documents; and (iii) is duly qualified and in good standing in each jurisdiction (which jurisdictions are listed on EXHIBIT B hereto) where the nature of its properties or its business (present or proposed) requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects or assets of the Borrower or such Subsidiary. Since the date of the Initial Financial Statement, the Borrower and each Subsidiary has continued to engage in substantially the same business as that in which it was then engaged and is engaged in no unrelated business.

         3.2 CORPORATE AUTHORITY; VALID OBLIGATIONS; APPROVALS. The execution, delivery and performance of the Loan Documents to which the Borrower and/or any Subsidiary is a party, and the transactions and other documents contemplated hereby and thereby, are within the corporate authority of the Borrower and each such Subsidiary, have been authorized by all necessary corporate proceedings on the part of the Borrower and each such Subsidiary, and do not and will not contravene any provision of law, its charter document or its by-laws, or contravene any provisions of, or constitute a Default or Event of Default hereunder or a default under any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to the Borrower or such Subsidiary or any of its properties, or result in the creation, other than in favor of the Lender, of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of the Borrower or such Subsidiary. The Loan Documents to which the Borrower and/or any Subsidiary is a party have been duly executed and delivered and constitute the legal, valid and binding obligations of the Borrower and each such Subsidiary enforceable in accordance with their terms. The execution, delivery and performance of the Loan Documents to which the Borrower and/or any Subsidiary is a party and the transactions and other documents contemplated hereby and thereby, do not require any approval or consent of, or filing or registration with, any Person or Governmental Authority.

         3.3 TITLE TO PROPERTIES; ABSENCE OF LIENS. The Borrower and each of its Subsidiaries has good and marketable title to all of its properties, assets and rights of every name and nature now purported to be owned by it, which properties, assets and rights include all those necessary to permit Borrower and each such Subsidiary to conduct its business as such business was conducted on the date of the Initial Financial Statement, free from all liens, charges and encumbrances whatsoever except for insubstantial and immaterial defects in title and liens, charges or encumbrances permitted under Section 5.6.

         3.4 COMPLIANCE. The Borrower and each of its Subsidiaries (i) has all necessary permits, approvals, authorizations, consents, licenses, franchises, registrations and other rights and privileges to allow it to own and operate its business without any violation of law or the rights of others, (ii) is duly authorized, qualified and licensed under and in compliance with all applicable laws, regulations, authorizations and orders of public authorities (including, without limitation, laws relating to hazardous materials, hazardous waste, oil, and protection of the environment and laws relating to ERISA or to employee benefit plans generally), and (iii) has performed all obligations required to be performed by it under, and is not in default under or in violation of, its certificate of incorporation, articles of organization, by-laws or other constitutive documents, or any agreement, lease, mortgage, note, bond, indenture, license or other instrument or undertaking to which it is a party or by which any of it or any of its properties are bound, except for any such violations or failures to comply under subsections (i) through (iii) above which, individually or in the aggregate, would not have a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects or assets of the Borrower and/or such Subsidiary, and neither the Borrower nor any of its Subsidiaries has received any notice by any governmental authority or third party with respect to the generation, storage, or disposal or release or threat of release of hazardous substances, hazardous materials, or oil, or with respect to any violation of any federal, state or local environmental, health or safety statute or regulation.

         3.5 FINANCIAL STATEMENTS. The Borrower has furnished to the Lender (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1998, and the related statements of earnings and retained earnings for the fiscal year then ended, and related footnotes, prepared in accordance with GAAP, together with the Report of Arthur Andersen LLP dated April 29, 1998 and (ii) the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of June 30, 1998, September 30, 1998 and December 31, 1998, and the related statements of earnings and retained earnings for the fiscal quarters then ended, and related footnotes, prepared in accordance with GAAP and certified by the chief financial officer of the Borrower (such December 31, 1998 financial statements being referred to herein as the "Initial Financial Statement"). The Initial Financial Statement fairly presents the financial position of the Borrower and its Subsidiaries as of the close of business on such dates and the results of its operations for the fiscal year and quarters then ended. In addition, the Borrower has furnished to the Lender PRO FORMA projections for the 2 fiscal years ending March 31, 2001 (including, without limitation, a PRO FORMA balance sheet of the Borrower, dated the Closing Date, prepared in accordance with GAAP). Such projections were made in good faith and based on assumptions which the Borrower believes were reasonable when made. At the date hereof, the Borrower has no material Indebtedness or other liabilities, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that are not set forth on EXHIBIT B hereto. Since the Initial Financial Statement there have been no material adverse changes, individually or in the aggregate, in the assets, liabilities, financial condition, prospects or business of the Borrower and/or any of its Subsidiaries, except as set forth on EXHIBIT B hereto.

         3.6 EVENTS OF DEFAULT; SOLVENCY. As of the date of this Agreement, no Default or Event of Default exists, or will exist upon consummation of the transactions contemplated by the Loan Documents, and neither the Borrower nor any of its Subsidiaries is, nor immediately after consummation of the transactions contemplated by the Loan Documents will be, Insolvent.

         3.7 TAXES. The Borrower and each of its Subsidiaries has filed all federal, state and other tax returns required to be filed for all Taxes, and has paid (or has established adequate reserves in accordance with GAAP for the payment of) all Taxes, assessments and other such governmental charges due from such Borrower have been fully paid. Neither the Borrower nor any of its Subsidiaries has executed any waiver that would have the effect of extending the applicable statute of limitations in respect of any Tax.

         3.8 LABOR RELATIONS; LITIGATION. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice and, except as set forth on EXHIBIT B attached hereto, there is no litigation, proceeding, governmental investigation (administrative or judicial) or labor dispute, pending or, to the best knowledge of the Borrower, threatened against the Borrower, which, if decided adversely to the Borrower, could have a materially adverse effect on the business, properties, prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, or on the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents or under any other agreement or document contemplated hereby or thereby, nor is any substantial basis for any such litigation or labor dispute known to exist.

         3.9  [Intentionally Omitted.]

         3.10 CONTRACTS WITH AFFILIATES, ETC. Except as disclosed on EXHIBIT B attached hereto, and except for agreements or transactions (in each case) in the ordinary course of business and on an arm's-length basis, neither the Borrower nor any of its Subsidiaries is a party to or otherwise bound by any agreements, instruments or contracts (whether written or oral) with any Affiliate.

         3.11 DISCLOSURE. No representations and warranties made by the Borrower or any of its Subsidiaries in this Agreement, any other Loan Document, or in any other agreement, instrument, document, certificate, statement or letter furnished to the Lender by or on behalf of the Borrower or any of its Subsidiaries, and no other factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries to the Lender in connection with any of the transactions contemplated by any of the Loan Documents contains (as of the date given) any untrue statement of fact or omits to state a fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances in which they are made. Except as disclosed herein, there is no fact known to the Borrower or any of its Subsidiaries which materially adversely affects, or which would in the future materially adversely affect, the business, condition (financial or otherwise), results of operations, prospects or assets of the Borrower or any of its Subsidiaries.

         3.12 ENVIRONMENTAL MATTERS. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and Environmental Claims on the business, operations and properties of the Borrower and its Subsidiaries, and as a result thereof, the Borrower has reasonably concluded that, except as specifically disclosed in EXHIBIT B, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects or assets of the Borrower or any of its Subsidiaries.

         3.13 REGULATED ENTITIES. Neither the Borrower, any Person controlling the Borrower, nor any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting the ability of the Borrower to incur Indebtedness.

         3.14 NO BURDENSOME RESTRICTIONS. Neither the Borrower nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organizational Document, or any Requirement of Law, which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects or assets of the Borrower or any such Subsidiary.

         3.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Borrower and each of its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon any rights held by any other Person, which infringement could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects or assets of the Borrower or any such Subsidiary. Except as specifically disclosed in EXHIBIT B, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent or any statue, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, is proposed, which, in either case, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, prospects or assets of the Borrower or any such Subsidiary.

         3.16 SUBSIDIARIES. The Borrower has no Subsidiaries other than those specifically disclosed in part (a) of paragraph 3.6 of EXHIBIT B, and neither the Borrower, nor any of its Subsidiaries, has equity investments in any other corporation or entity other than those specifically disclosed in part (b) of paragraph 3.6 of EXHIBIT B.

         3.17 INSURANCE. Except as specifically disclosed on EXHIBIT B, the properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower or any Subsidiary, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any its Subsidiary operate. The Borrower and its Subsidiaries presently maintain the insurance coverage set forth in SCHEDULE 3.17 hereto.

         3.18 SWAP OBLIGATIONS. Neither the Borrower nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Borrower has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

         3.19 LEASES. Neither the Borrower nor any of its Subsidiaries has incurred any obligations for the payment of rent or lease payments under any lease or agreement to lease other than as specifically disclosed on EXHIBIT B or as may be permitted pursuant to Section 5.18.

         3.20  CONTINUING NATURE OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties made by the Borrower or any Subsidiary in the Loan Documents shall be a continuing representation and/or warranty, and the Borrower and each Subsidiary shall take (or refrain from taking) such actions as are necessary to take (or refrain from taking) to insure that all such representations and warranties remain true, accurate and complete at all times during the term of this Agreement except as otherwise provided in this Agreement or consented to in writing by the Lender.

         3.21  REPRESENTATIONS CONCERNING CERTAIN SUBSIDIARIES.

         The following Subsidiaries, all incorporated in the State of New York, possess no material assets and are currently in the process of being dissolved by the Borrower: (1) Clare Capital, Inc.; (2) Clare Components, Inc.; (3) Clare Electronics, Inc.; (4) Clare Instruments, Inc.; (5) Clare Services, Inc.; (6) Clare Systems, Inc.; and (7) Clare Technologies, Inc.


         SECTION 4.  CONDITIONS OF LOANS.

         4.1 CONDITIONS TO INITIAL REVOLVING LOAN. The obligation of the Lender to make the initial Revolving Loan is subject to the fulfillment to the satisfaction of the Lender on the date hereof of the following conditions precedent:

                  4.1.1 Receipt by the Lender of all of the agreements, documents, instruments, certificates and opinions listed or described on the Closing Checklist attached hereto as EXHIBIT E, in form and substance satisfactory to the Lender, and duly executed and delivered by the parties thereto, along with such additional instruments, certificates, opinions and other documents as the Lender shall reasonably request.

                  4.1.2 The representations and warranties contained herein, or otherwise made in writing by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby, shall be true and accurate on and as of the date hereof and as of the date of the initial Revolving Loan, the Borrower shall have performed and complied with all covenants and conditions required herein to be performed or complied with by it prior to the making of such Revolving Loan, and no Default or Event of Default shall be continuing or result from the making of the initial Revolving Loan or the transactions contemplated hereby.

         4.2 CONDITIONS TO ALL REVOLVING LOANS. The obligation of the Lender to make any Revolving Loan is subject to the fulfillment to the satisfaction of the Lender immediately prior to or contemporaneously with each such Revolving Loan of each of the following conditions: (i) the representations and warranties contained herein or otherwise made in writing by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects at the time of each such Revolving Loan (except for representations and warranties limited as to time or with respect to a specific event) with and without giving effect to the Revolving Loans to be made at such time and the application of the proceeds thereof, (ii) no Default or Event of Default shall be continuing or result from such Revolving Loan, (iii) no material adverse change in the condition (financial or otherwise), business or properties of the Borrower shall have occurred since the date of the Initial Financial Statement, and (iv) no change in applicable law or regulation shall have occurred as a consequence of which it shall have become and continue to be unlawful for the Lender or the Borrower or any Subsidiary to perform any of their respective agreements or obligations under any Loan Document to which it is a party.

         SECTION 5.  COVENANTS.

         During the term of this Agreement and so long as any Obligations of the Borrower under any Loan Document remain outstanding:

         5.1 FINANCIAL STATEMENTS AND OTHER REPORTING REQUIREMENTS. The Borrower shall furnish to the Lender in the same form and with the same detail as included in its financial reports filed with the SEC:

                  (i) as soon as available to the Borrower, but in any event within 100 days after each fiscal year-end, the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of, and related consolidated statements of income, retained earnings and cash flow for, such year prepared in accordance with GAAP and certified by Arthur Andersen LLP (or such other "Big Four" independent public accounting firm satisfactory to the Lender) that such statements present fairly the consolidated financial position of the Borrower and its Subsidiaries prepared in accordance with GAAP applied in a manner consistent with the Borrower's past practices;

                  (ii) as soon as available to the Borrower, but in any event within 50 days after the end of each of the first 3 fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of, and related consolidated statements of income, retained earnings and cash flow for, the portion of the year then ended and for the quarter then ended, prepared in accordance with GAAP applied in a manner consistent with the audited financial statements required by subsection (i) above (subject to normal year-end audit adjustments, none of which shall be materially adverse) and certified pursuant to the report to be delivered to the Lender under subsection (v) of this Section 5.1;

                  (iii)  [intentionally omitted];

                  (iv) promptly upon the request of the Lender, a copy of any final report (including, in any event, any so-called management letters) submitted to the Borrower by Arthur Andersen LLP (or such other "Big Four" independent public accounting firm acceptable to the Lender) in connection with each annual audit of the books of the Borrower and its Subsidiaries by such accountants or in connection with any interim audit thereof pertaining to any phase of the business of the Borrower; and within 30 days following each fiscal year-end of the Borrower, without the need for any request by the Lender, annual PRO FORMA projections and budgets for the Borrower's next fiscal year, prepared by the management of the Borrower and in the form published in Borrower's Form 10-K;

                  (v) concurrently with each delivery of financial statements pursuant to subsections (i) and (ii) of this Section 5.1 (commencing with the fiscal quarter ending March 31, 1999), a chief financial officer's report in substantially the form of EXHIBIT C hereto, and including, without limitation, computations in reasonable detail evidencing compliance with the covenants contained in Sections 5.21 through 5.25, inclusive;

                  (vi) immediately upon their completion, copies of all financial statements and reports that the Borrower or any Subsidiary sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any subsidiary may make or be required to make to, or file with, the SEC;

                  (vii) promptly after obtaining knowledge of the existence thereof, notice of (a) the occurrence of any event which constitutes a Default or Event of Default, (b) the occurrence of any condition or event with respect to the Borrower or any

         Affiliate which could be expected to constitute a material adverse change in or to have a material adverse effect on the business, properties, prospects or condition (financial or otherwise) of the Borrower, (c) any litigation or any investigative proceedings of a governmental agency or authority commenced or threatened against the Borrower, any Subsidiary, any Affiliate or any Plan, or any development in any such litigation or proceeding, which could be expected to have a material adverse effect on the business, properties, prospects or condition (financial or otherwise) of the Borrower, or the issuance of any judgment, award, decree, order or other determination in or relating to any such litigation or proceedings, (d) the occurrence of a reportable event (as defined in ERISA) or any communications to, or receipt of communications from, the PBGC, the United States Department of Labor or the IRS by the Borrower, any Subsidiary or any Affiliate relating to any Plan, along with copies of all such communications, (e) the adoption by the Borrower of any stock option or executive compensation plan, whether or not subject to ERISA, and any Plan subject to ERISA, or the substantial modification of any such plan, along with the vesting and funding schedules and other principal provisions thereof, (f) a material increase in the Unfunded Pension Liability of any Plan, (g) any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries, except for changes disclosed in the financial reports of the Borrower filed with the SEC and changes in GAAP; (h) after the occurrence of a Default or an Event of Default, upon the request of the Lender, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Borrower or any of its Subsidiaries is a party, and (i) any communications given or received by the Borrower in any way relating to compliance with, any violation or potential violation of, or any potential liability under, any environmental law or regulation (including those relating to pollution control, hazardous materials and hazardous wastes), along with copies of all such communications; and

                  (viii) from time to time, such other financial data and other information about the Borrower and/or any of its Subsidiaries as the Lender may reasonably request.

         5.2 CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, maintain its corporate existence and good standing under the laws of the state or jurisdiction of its incorporation and remain or engage in substantially the same business as that in which it is now engaged, and will duly observe and comply with all applicable laws and all requirements of any governmental authorities relative to it, its assets or to the conduct of its business, including laws relating to the environment, pollution control, hazardous materials and hazardous waste, and will maintain and keep in full force and effect all licenses, permits, patents, trademarks, trade names and service marks necessary to the proper conduct of its business.

         5.3 MAINTENANCE AND INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain and keep its properties in good repair, working order and condition (ordinary wear and tear excepted) so that its business may be properly and advantageously conducted at all times, and will comply with the provisions of all Leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereof or thereunder. The Borrower at all times will maintain insurance with such insurance companies, in such amounts against such hazards and liabilities and for such purposes as is customary in the industry for companies of established reputation engaged in the same or similar businesses and owning or operating similar properties. If the Borrower fails to provide such insurance resulting in an Event of Default hereunder, the Lender, in its sole discretion, may provide such insurance and charge the cost (plus applicable interest) to the Revolving Loan Account or to the Borrower's deposit accounts with the Lender. Upon request of the Lender from time to time, the Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions.

         5.4 TAXES. The Borrower will pay or cause to be paid, and will cause each of the Subsidiaries to pay or cause to be paid, all taxes, assessments or governmental charges on or against it or its properties prior to such taxes becoming delinquent, except for any tax, assessment or charge which is being contested in good faith by proper legal proceedings and with respect to which adequate reserves have been established in accordance with GAAP and are being maintained, PROVIDED THAT no enforcement action to enforce a lien has been commenced against the Borrower or any of its Subsidiaries with respect to any such tax, assessment or charge which is material in amount.

         5.5 LIMITATION OF INDEBTEDNESS. The Borrower will not, nor will the Borrower suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist, or in any manner become or be liable directly or indirectly with respect to, any Indebtedness except for the following ("Permitted Indebtedness"):

                  (i)    the Obligations;

                  (ii) Indebtedness consisting of Permitted Contingent Obligations;

                  (iii) Indebtedness existing on the Closing Date and set forth in EXHIBIT B;

                  (iv) Indebtedness secured by those Permitted Liens described in subsections (viii) and (ix) of Section 5.6 hereof in an aggregate amount outstanding not to exceed Three Million Dollars ($3,000,000);

                  (v)    Indebtedness incurred in connection with Permitted
         Leases;

                  (vi) foreign exchange forward contracts entered into in the ordinary course of business, PROVIDED THAT (i) the aggregate exposure to the Borrower and its Subsidiaries under such foreign exchange forward contracts do not exceed Six Million Dollars ($6,000,000) in any calendar month or Twenty Million Dollars ($20,000,000) at any one time and (ii) no foreign exchange forward contract exceeds twelve (12) months in length;

                  (vii) insurance premium financing for casualty, property and director's and officer's insurance premiums up to a maximum amount of Two Million Dollars ($2,000,000); and

                  (viii) unsecured Indebtedness entered into the ordinary course of business, PROVIDED THAT (a) the aggregate principal amount of such unsecured indebtedness incurred by the Borrower and its Subsidiaries does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) and (b) such unsecured indebtedness is repaid within one hundred and eighty (180) days of the date incurred.

         5.6 RESTRICTIONS ON LIENS. The Borrower will not, nor shall it suffer or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, security interest, lien, hypothecation, assignment, "lockbox" or similar deposit arrangement, or other arrangement preferential to any creditor(s), or other charge or encumbrance, including the lien or retained security title of a conditional vendor (collectively, "Liens"), upon or with respect to any property or assets, real or personal, of the Borrower or any of its Subsidiaries, or assign or otherwise convey any right to receive income, except for the following ("Permitted Liens"):

                  (i) any Lien existing on property of the Borrower or any of its Subsidiaries on the Closing Date and set forth in EXHIBIT B securing Indebtedness outstanding on such date;

                  (ii) any Lien created under any Loan Document in favor of the Lender;

                  (iii) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 5.4; PROVIDED THAT no notice of lien has been filed or recorded under the Code;

                  (iv) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

                  (v) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (vi) Liens consisting of judgment or judicial attachment liens, PROVIDED THAT the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed Two Million Dollars ($2,000,000);

                  (vii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (viii) purchase money security interests on any property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED THAT (a) any such Lien attaches to such property concurrently with or within twenty (20) days after the acquisition thereof, (b) such Lien attaches solely to the property so acquired in such transaction, (c) the principal amount of the debt secured thereby does not exceed one hundred percent (100%) of the cost of such property, and (d) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed One Million Dollars ($1,000,000);

                  (ix) Liens securing obligations in respect of capital leases on assets subject to such leases, PROVIDED THAT such capital leases are otherwise permitted hereunder;

                  (x) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with credit depository institution; PROVIDED THAT (a) no more than an aggregate of One Million Dollars ($1,000,000) of such deposit accounts are solely dedicated cash collateral accounts established in the ordinary course of the business of the Borrower or the Subsidiary, (b) other than as set forth in clause (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or the Subsidiary in excess of those set forth by regulations promulgated by the FRB, and such deposit account is not intended by the Borrower or the Subsidiary to provide collateral to the depository institution; and

                  (xi) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, PROVIDED THAT (a) the counterparty to any Swap Contract relating to such Permitted Swap Obligations is under a similar requirement to deliver similar collateral from time to time to the Borrower or the Subsidiary party thereto on a mark-to-market basis; and (b) the aggregate value of such collateral so pledged by the Borrower and its Subsidiaries together in favor of all counterparties does not at any time exceed Two Million Dollars ($2,000,000) in the aggregate.

         5.7 CONSOLIDATIONS AND MERGERS. The Borrower shall not, nor shall it suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                  (i) any Subsidiary may merge with the Borrower, PROVIDED THAT the Borrower shall be the continuing or surviving corporation, or may merge with any one or more Subsidiaries, PROVIDED THAT if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

                  (ii) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or a Wholly-Owned Subsidiary.

         5.8  LOANS AND INVESTMENTS.

         The Borrower shall not, nor shall it suffer or permit any of its Subsidiaries to, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower (together, "INVESTMENTS"), except for the following ("Permitted Investments"):

                  (i) Investments held by the Borrower or a Subsidiary in the form of Cash Equivalents;

                  (ii) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (iii) extensions of credit by the Borrower to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;

                  (iv)  extensions of credit by any Subsidiary to the Borrower;

                  (v) Investments incurred in order to consummate Acquisitions or Joint Ventures otherwise permitted herein, PROVIDED THAT no portion of any Revolving Loan shall be used in connection with such Acquisition or Joint Venture and, PROVIDED FURTHER, that
         (a) in the case of Acquisitions, the Person to be acquired shall be engaged in the same general line of business as that of the Borrower, (b) any such Acquisition or Joint Venture is undertaken in compliance with all applicable Requirements of Law, and (c) the Borrower shall provide to the Lender consolidated PRO FORMA financial statements, in form and substance satisfactory to the Lender in its sole discretion, for the year commencing one year prior to such Acquisition or Joint Venture and continuing through the year of the Maturity Date, which demonstrate in the opinion of the Lender in its sole discretion that, assuming such Acquisition or Joint Venture had occurred one year earlier and after giving effect to such Acquisition or Joint Venture, the Borrower is, and will continue to be, in compliance with the covenants set forth in the Loan Documents and no Default or Event of Default will exist; and

                  (vi) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations.

         5.9 DISPOSITION OF ASSETS. The Borrower shall not, nor shall it suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) to any other Person (including without limitation the Borrower or any of its Subsidiaries) or enter into any agreement to do any of the foregoing, except for the following ("Permitted Dispositions"):

              (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

              (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

              (c) dispositions of Foreign Permitted Receivables pursuant to Permitted Foreign Receivables Purchase Facilities;

              (d) the contribution of property to a Joint Venture as part of the purchase thereof to the extent permitted under SECTION 5.8(v); and

              (e) divestiture of a business unit by the Borrower (a "Divestiture") so long as (i) no event of Default is in existence at the time of the Divestiture or would be caused thereby; PROVIDED THAT for purposes of determining compliance with the financial covenants contained in Section 5 of this Agreement, the calculation of EBITDA shall exclude the EBIT of the business unit being divested and (ii) the Borrower has provided to the Lender consolidated PRO FORMA financial statements, in form and substance satisfactory to the Lender in its sole discretion, for the twelve (12) month period commencing with the date of the Divestiture, which demonstrate in the opinion of the Lender in its sole discretion that, after giving effect to such Divestiture, the Borrower will continue to be in compliance with the covenants set forth in the Loan Documents.

         5.10 RESTRICTED PAYMENTS. The Borrower shall not, nor shall it suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that;

              (a) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

              (b) the Borrower may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

              (c) a Subsidiary may declare and make dividend payments or other distributions payable solely to the Borrower;

              (d) a Second Tier Subsidiary may declare and make dividend payments or other distributions payable solely to one or more of the Wholly-Owned Subsidiaries having an ownership interest in such Second Tier Subsidiary; and

              (e) the Borrower may declare and make cash dividend payments; PROVIDED THAT (i) such payment has been approved and authorized by the Borrower's Board of Directors, (ii) such payment is made solely out of ten percent (10%) of the consolidated Net Income of the Borrower and its Subsidiaries for such fiscal year and (iii) no Event of Default is in existence at the time of such declaration and payment or would be caused thereby.

         5.11 ERISA COMPLIANCE. None of the Borrower, any of its Subsidiaries, any Plan or any fiduciary thereof shall (i) engage in any "prohibited transaction" or incur, whether or not waived, any "accumulated funding deficiency" (both as defined in ERISA and the Code), (ii) fail to satisfy any additional funding requirements set forth in Section 412 of the Code and Section 302 of ERISA, or (iii) terminate or withdraw from participation in any Plan in a manner which could result in the imposition of a lien on any property of, or impose a substantial withdrawal liability on, the Borrower or any of its

Subsidiaries. The Borrower, each of its Subsidiaries, and each Plan shall comply in all material respects with ERISA.

         5.12 INSPECTION BY THE LENDER; BOOKS AND RECORDS. The Borrower will permit the Lender or its designees, at any reasonable time and from time to time (and, prior to the occurrence of a Default or an Event of Default, upon reasonable advance notice), to visit and inspect the properties of the Borrower, to examine and make copies of the books and records of the Borrower and to discuss the affairs, finances and accounts of the Borrower with appropriate officers. The Borrower will keep adequate books and records of account in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP and applicable law.

         5.13 USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Loans solely for its working capital needs. No portion of any Revolving Loans shall be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U or X of the Board of Governors of the Federal Reserve System.

         5.14 TRANSACTIONS WITH AFFILIATES. The Borrower will not, nor shall it suffer any of its Subsidiaries to, directly or indirectly, enter into any transaction with any Affiliate of the Borrower or any of its Subsidiaries except in the ordinary course of business on terms that are no less favorable to the Borrower or such Subsidiary than those which might be obtained at the time in a comparable arm's-length transaction with any Person who is not an Affiliate.

         5.15 NO AMENDMENTS TO CERTAIN DOCUMENTS. The Borrower will not at any time cause or permit any of the charter or other incorporation documents, or the by-laws of the Borrower to be modified, amended or supplemented in any respect whatever, without (in each case) the express prior written agreement, consent or approval of the Lender, except for immaterial changes which could not adversely affect the Lender or its rights hereunder.

         5.16 CONTINGENT OBLIGATIONS. The Borrower shall not, nor shall it suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except for the following ("Permitted Contingent Obligations"):

              (a) endorsements for collection or deposit in the ordinary course of business;

              (b)  Permitted Swap Obligations;

              (c) Contingent Obligations of the Borrower and/or its Subsidiaries existing as of the Closing Date and listed in EXHIBIT B;

              (d) Contingent Obligations with respect to Surety Instruments issued by the Lender or other Surety Instruments incurred in the ordinary course of business and not exceeding Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate at any time in respect of the Borrower and its Subsidiaries; and

              (e) Contingent Obligations incurred by the Subsidiaries pursuant to their guaranty of the Obligations.

         5.17 JOINT VENTURES. The Borrower shall not, nor shall it suffer or permit any of its Subsidiaries to, enter into any Joint Venture, except as permitted in subsection (v) of Section 5.8 hereof and so long as each of the following conditions is satisfied for each permitted Joint Venture (i) the Borrower's or Subsidiary's liability with respect to each Joint Venture is limited to the percentage of ownership of the Borrower or the Subsidiary in the Joint Venture, to the extent such limitation is permitted by applicable law,
(ii) the liabilities of the Borrower and its Subsidiaries with respect to Joint Ventures in the aggregate does not exceed Ten Million Dollars ($10,000,000) and
(iii) the Borrower shall, and shall require its Subsidiaries to, require that the Joint Venture execute a negative pledge agreement, in form and substance satisfactory to the Lender, with respect to its assets then owned and thereafter acquired to the extent of the Borrower's and the Subsidiary's percentage ownership of the Joint Venture.

         5.18 LEASE OBLIGATIONS. The Borrower shall not, nor shall it suffer or permit any of its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease or industrial revenue bond financing, except for the following ("Permitted Leases"): operating leases entered into by the Borrower or a Subsidiary in the ordinary course of business and capital leases entered in to by the Borrower or a Subsidiary after the Closing Date to finance the acquisition of equipment; PROVIDED THAT the aggregate annual, rental and lease payments, as applicable, for the Borrower and its Subsidiaries for all such operating and capital leases shall not exceed the lesser of (i) Ten Million Dollars ($10,000,000) in any fiscal year and (ii) the amount which allows the Borrower to be in compliance with the covenants set forth in this Agreement.

         5.19 SUBSIDIARIES. The Borrower will give the Lender written notice of the formation after the date hereof of any Subsidiary, and agrees that it shall cause any such Subsidiary to engage in the business of conducting branches or divisions of the business now conducted by the Borrower or holding any of the property of the Borrower. The Borrower will, at the direction of the Lender, cause such Subsidiary to become a party to such of the Loan Documents as the Lender shall require.

         5.20 FISCAL YEAR. The Borrower shall have a fiscal year ending on March 31 of each year or shall notify the Lender of any change in such fiscal year (whereupon the Lender shall have the right to modify the timing of the financial covenants hereunder accordingly in order to correspond to any such change in the fiscal year of the Borrower).

         5.21 FUNDED DEBT RATIO. The Borrower will not permit the Funded Debt Ratio as of any fiscal quarter-end during any period specified below to be more than the ratio identified below as applicable to such period:



                Period                                        Maximum Ratio
                ------                                        -------------
For any fiscal quarter ending on or before
June 30, 1999                                                  2.50 to 1.00

For the fiscal quarters ending September 30, 1999
and December 31, 1999                                          2.25 to 1.00

For any fiscal quarter ending after
December 31, 1999                                              2.00 to 1.00



         5.22 INTEREST COVERAGE. The Borrower will not permit the Interest Coverage Ratio as of any fiscal quarter-end during any period specified below to be less than the ratio specified below opposite such period:


                Period                                        Maximum Ratio
                ------                                        -------------
For the fiscal quarters ending on March 31, 1999
and June 30, 1999                                              1.25 to 1.00

For the fiscal quarters ending on September 30, 1999
and December 31, 1999                                          2.00 to 1.00

For any fiscal quarter ending on or after March 31, 1999       2.50 to 1.00




         5.23 CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit its Consolidated Tangible Net Worth for any fiscal quarter to be less than an amount equal to Seventy-Three Million Dollars ($73,000,000) plus fifty percent (50%) of any positive Net Income for such fiscal quarter.

         5.24 PROFITABILITY. The Borrower will not permit the consolidated Net Income of the Borrower and its Subsidiaries for any two consecutive fiscal quarters to be less than One Dollar ($1.00).

         5.25 MINIMUM CONSOLIDATED WORKING CAPITAL. The Borrower will not permit, as of the end of any fiscal quarter, Consolidated Working Capital to be less than Twenty-Seven Million Dollars ($27,000,000).

         5.26 OPERATING ACCOUNTS. The Borrower will maintain its primary checking and operating accounts with the Lender.

         5.27 YEAR 2000. The Borrower will take all action necessary to assure that its computer based systems are able to effectively process data, including dates, on and after January 1, 2000. The Borrower will promptly notify the Lender in writing of any Year 2000 Problem and, at the request of the Lender, the Borrower will provide the Lender with assurance reasonably acceptable to the Lender of the Borrower's year 2000 capability.

         5.28 CHANGE OF TAX LAW; FOREIGN SUBSIDIARY GUARANTIES

              (a) It is the intent of the parties that each Foreign Corporation execute a Subsidiary Guaranty unless the execution of a Subsidiary Guaranty would cause the undistributed income of such Foreign Corporation, as determined for Federal income tax purposes, to be treated as a so-called "deemed dividend" to the Borrower. The Borrower has determined that under the Code as currently in effect the execution of Subsidiary Guaranties by the Foreign Corporations would result in undistributed income of the Foreign Corporations being treated as a deemed dividend to the Borrower. Accordingly, in lieu of the execution of a Subsidiary Guaranty by each Foreign Corporation, the Lender has permitted the Borrower to execute a Pledge Agreement, pursuant to which the Borrower has pledged to the Lender of a portion of the stock in each Foreign Corporation. In the event of a change in the Code which, in the Lender's judgment, could reasonably be viewed as eliminating the deemed dividend tax treatment referenced above in this subsection, the provisions of subsection (b) shall apply.

              (b) In the circumstances specified in the final sentence of subsection (a), by written notice to the Borrower (the "Request for Evidence") the Lender may request that the Borrower produce evidence (which shall include, without limitation, an opinion of legal counsel to the Borrower reasonably acceptable to the Lender) that the execution of a Subsidiary Guaranty by one or more of the Foreign Corporations could reasonably be expected to result in a deemed dividend being attributed to the Borrower under the Code. Such evidence shall be produced to the Lender within 30 days following the Borrower's receipt of the Request for Evidence. If the requested evidence is not produced within such time period, each Foreign Corporation as to which such evidence was requested and not produced shall execute a Subsidiary Guaranty and deliver same to the Lender within 50 days following the Borrower's receipt of the Request for Evidence together with evidence in form and substance satisfactory to the Lender establishing that the execution of each such Subsidiary Guaranty was duly authorized in accordance with such Foreign Corporation's organizational documents. Upon the Lender's receipt of the Subsidiary Guaranty and documentation referenced in the immediately preceding sentence relating to a Foreign Corporation, the Lender will release the Borrower from its obligations under the Pledge Agreement with respect to such Foreign Corporation and return to the Borrower the stock certificates and any other materials delivered to the Lender with respect to the pledge of the stock of such Foreign Corporation.

         5.29. DISSOLUTION OF CERTAIN SUBSIDIARIES.

         The Borrower will cause the following Subsidiaries, all incorporated in the State of New York, to be dissolved by the Borrower within one year following the date of this Agreement: (1) Clare Capital, Inc.; (2) Clare Components, Inc.;
(3) Clare Electronics, Inc.; (4) Clare Instruments, Inc.; (5) Clare Services, Inc.; (6) Clare Systems, Inc.; and (7) Clare Technologies, Inc.


         SECTION 6. EVENTS OF DEFAULT; ACCELERATION.

         6.1 The following shall constitute events of default (individually, an "Event of Default"):

              (i) default in the payment, when due or payable, (x) of any Obligation for the payment of principal; or (y) within 5 days after the due date therefor, of any other Obligation for the payment of money; or

              (ii) default in the performance or observance of or compliance with (x) any of the provisions of Sections 2 (other than the payment of principal and interest), 5.1, 5.2, 5.3 (other than with respect to the first sentence thereof, which shall be covered by subsection
         (iii) below), 5.5 through 5.10, inclusive, 5.12 through 5.29, inclusive, of this Agreement, or (y) any term or condition of the Credit Note (other than the payment of principal and interest); or

              (iii) default in the performance or observance of or compliance with any other covenant or condition of this Agreement or any Other Obligation not listed in subsections (i) or (ii) above, and such default continues for more than 30 days; or

              (iv) any representation or warranty at any time made by or on behalf of the Borrower in this Agreement, any other Loan Document, or in connection with the transactions contemplated by the Loan Documents, shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

              (v) the occurrence of any of the following events: (a) the Borrower or any Subsidiary (1) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contacts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Two Million Five Hundred Thousand Dollars ($2,500,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure or (2) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Two Million Five Hundred Thousand Dollars ($2,500,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (b) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) as to which the Borrower or any Subsidiary is an Affected Party (as defined in such Swap Contract), and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than Two Million Five Hundred Thousand Dollars ($2,500,000); or

              (vi) issuance of an injunction which might have a material adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower, or attachment which in the aggregate exceeds $1,000,000 in value, against the Borrower, any property of the Borrower or any endorser, guarantor or surety for any Obligation which is not dismissed or bonded, to the satisfaction of the Lender, within 10 days after its issuance; or

              (vii) calling of a meeting of creditors, formation or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for or with the consent or acquiescence of the Borrower or any endorser, guarantor or surety for any Obligation; or

              (viii) Insolvency of the Borrower or any endorser, guarantor or surety for any Obligation (including without limitation any Subsidiary); or

              (ix) any money judgment or judgments aggregating in excess of $1,000,000 are entered against the Borrower or any endorser, guarantor or surety for any Obligation (except to the extent fully covered by insurance and the insurance carrier has not reserved the right to disallow such claim), and shall continue unsatisfied and in effect for a period of 10 days, PROVIDED THAT the total cost of any bond applied in order to procure a stay of execution in any such litigation shall not exceed $100,000; or

                  (x) any Loan Document (other than a Subsidiary Guaranty), or any covenant, agreement or obligation contained therein or evidenced thereby, shall cease to be legal, valid, binding or enforceable in accordance with its terms, or shall be canceled, terminated, revoked or rescinded; or

                  (xi) a Subsidiary fails in any material respect to perform or observe and term, covenant or agreement in its Subsidiary Guaranty; or a Subsidiary Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or a Subsidiary contests in any manner the validity or enforceability of its Subsidiary Guaranty or denies that it has any further liability or obligation thereunder;

                  (xii) any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of the Borrower or any other person bound thereby, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents, or any one or more of the obligations of the Borrower or any other person under any one or more of the Loan Documents, are illegal, invalid or unenforceable in accordance with the terms thereof; or

                  (xiii) there occurs any Change of Control; or

                  (xiv) any event occurs which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower.

         6.2 If an Event of Default shall occur and be continuing, the Lender may, at its option, (i) declare any or all of the Obligations of the Borrower to the Lender to be immediately due and payable without further notice or demand, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (ii) limit, suspend or terminate the Borrower's right to borrow hereunder, and (iii) exercise any rights and remedies under the Loan Documents and at law or in equity; PROVIDED THAT in the event of any Event of Default specified in subsections (vii) or (viii) of Section 6.1 hereof, all Obligations shall become immediately due and payable automatically and without any requirement of notice from the Lender or action by the Lender.


         SECTION 7. SET OFF; PARTICIPATIONS.

         Any deposits or other sums at any time credited by or due from the Lender to the Borrower may, without notice (any such notice being expressly waived hereby) and to the fullest extent permitted by law and without regard to any source of payment whatsoever, at any time during the continuance of an Event of Default, be applied to or set off against the Obligations.

         The Borrower invites any financing institution which may consider investing or participating in the Revolving Loans (each such financing institution being referred to in this Section as a "Participant") to rely upon all of the representations, warranties, covenants and other provisions of this Agreement, the Credit Note, and the other agreements, instruments and documents referred to herein or contemplated hereby in making such investment or participation and agrees that its becoming a Participant in the Revolving Loans shall constitute an acceptance of such offer and shall make the Participant a creditor of the Borrower. Any Participant may exercise the rights of set-off given to the Lender in this Section 7 with respect to any outstanding indebtedness of the Borrower to such Participant hereunder.


         SECTION 8. GENERAL.

         8.1 WRITTEN NOTICES. Any notices, expressly required by this Agreement to be in writing, to any party hereto shall be deemed to have been given when delivered by hand, when sent by telecopier, when delivered to any overnight delivery service freight pre-paid or 3 days after deposit in the mails, postage prepaid, and addressed to such party at its address given at the beginning of this Agreement or at any other address specified in writing. Written notices to the Borrower shall be sent to the attention of Arthur R. Buckland, President, with a copy to Stuart Cable, Esq., Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, and written notices to the Lender shall be sent to the attention of Peter McCarthy, Vice President, with a copy to Philip A. Herman, Esq., Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts 02110-3333. Any notice, unless otherwise specified, may be given orally or in writing.

         8.2 NO WAIVERS. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

         8.3 FURTHER ASSURANCES. The Borrower shall do, make, execute and deliver all such additional and further acts, things, assurances, and instruments as the Lender may reasonably require more completely to vest in and assure to the Lender its rights hereunder and under the Credit Note, and to carry into effect the provisions and intent of this Agreement and the Credit Note.

         8.4 GOVERNING LAW. This Agreement and the Credit Note shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without regard to conflicts of laws rules). Any legal action or proceeding arising out of or relating to this Agreement or any Obligation may be instituted in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and the Borrower hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding; PROVIDED, HOWEVER, that the foregoing shall not limit the Lender's rights to bring any legal action or proceeding in any other appropriate jurisdiction.

         8.5  EXPENSES, TAXES AND INDEMNIFICATION.

                  (a) The Borrower will pay and indemnify and hold the Lender harmless against all taxes (other than taxes on the income of the Lender), charges and expenses of every kind or description, including without limitation attorneys' fees and expenses and the costs and expenses of field audits and commercial finance exams (PROVIDED THAT, prior to the occurrence of an Event of Default, the Borrower shall not be required to pay for more than 2 field audits and commercial finance examinations in any fiscal year, and PROVIDED, FURTHER, that unless the Lender determines that there exists a material problem with the financial reporting to the Lender or the Borrower's internal financial systems, the cost of each such audit or field examination shall not exceed $5,000), reasonably incurred or expended by the Lender in connection with or in any way related to the Lender's relationship with the Borrower, whether hereunder or otherwise, including, without limitation, those incurred or expended in connection with the preparation, execution, delivery, interpretation or amendment of this Agreement or any related agreement, instrument or document, the making of the Revolving Loans, and the protection or enforcement of the Lender's rights hereunder or under any of the other Loan Documents.

                  (b) The Borrower shall absolutely and unconditionally indemnify and hold the Lender harmless against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by the Lender or by any of its shareholders, directors, officers, employees, subsidiaries, affiliates or agents (except any of the foregoing incurred or sustained as a result of the gross negligence or willful misconduct of the Lender) on account of, or in relation to, or in any way in connection with, associated with or ancillary to this Agreement, and the other documents executed or delivered in connection herewith, and the arrangements or transactions contemplated therein, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement or any of such documents are ultimately consummated. Without prejudice to the survival of any other covenant of the Borrower hereunder, the covenants of this Section 8.5(b) shall survive the termination of this Agreement and the payment or satisfaction of payment of amounts owing with respect to the Credit Note or any other Loan Document.

         8.6 AMENDMENTS, WAIVERS, ETC. This Agreement, any of the other Loan Documents, the Credit Note, and any provision hereof or thereof, may be waived, discharged or terminated only by an instrument in writing signed by the Lender and may be amended only by an instrument in writing signed by the Borrower and the Lender.

         8.7 BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns. The Lender may sell, assign or otherwise transfer all or any portion of its right, title and interest in, and its obligations under, this Agreement, the Revolving Loans made and to be made hereunder, or grant participations in its right, title and interest herein and therein. The Borrower may not assign or transfer its rights or obligations hereunder.

         8.8 COMPUTATION OF INTEREST AND FEES, ETC. Interest, fees and charges shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day on which banks in Boston, Massachusetts are required or permitted by law or an appropriate authority to remain closed, such payment may be made on the next succeeding day on which such banks are open, and such extension shall be included in computing interest in connection with such payment. All payments required of the Borrower hereunder or under the Credit Note shall be made in lawful money of the United States of America in federal or other funds immediately available to the recipient thereof at the prescribed place of payment.

         8.9 ENTIRE AGREEMENT; MISCELLANEOUS. This Agreement, including the exhibits and schedules hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior or contemporaneous agreements, promises, covenants, arrangements, communications, representations, warranties, whether oral or written, by any officer, employee or representative of any party hereto. The captions for the sections of this Agreement are for ease of reference only and are not an integral part of this Agreement. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument. The provisions of this Agreement are severable, and if any of these provisions shall be held by any court of competent jurisdiction to be unenforceable, such holdings shall not affect or impair any other provision hereof.

         8.10 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY JURISDICTION AND IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER. THIS WAIVER SHALL BE EFFECTIVE FOR EACH DOCUMENT EXECUTED BY THE BORROWER OR THE LENDER

AND DELIVERED TO THE LENDER OR THE BORROWER, AS THE CASE MAY BE, WHETHER OR NOT SUCH DOCUMENT SHALL CONTAIN A WAIVER OF JURY TRIAL. THE BORROWER FURTHER ACKNOWLEDGES THAT ALL DOCUMENTS DELIVERED BY THE LENDER OR THE BORROWER ARE SUBJECT TO THIS WAIVER OF JURY TRIAL AS TO ANY ACTION THAT MAY BE BROUGHT AS TO ANY OF SUCH DOCUMENTS, AND CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.


                            (Signatures on next page)

         WITNESS the execution hereof under seal on the day and year first above written.

                                  C.P. CLARE CORPORATION


                                  By:
                                     -------------------------------
                                     Name:  Harry Andersen
                                     Title: Senior Vice President and
                                            Chief Financial Officer



                                  BANKBOSTON, N.A.


                                  By:
                                     ---------------------------------
                                     Name:  Peter McCarthy
                                     Title: Vice President

                                                                  EXHIBIT A

                         [FORM OF] REVOLVING CREDIT NOTE


$15,000,000.00                                      Boston, Massachusetts
                                                    February __, 1999


         FOR VALUE RECEIVED, the undersigned (the "Borrower") absolutely and unconditionally promises to pay to BANKBOSTON, N.A. (the "Lender"), or order, the principal amount of Fifteen Million Dollars ($15,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Agreement referred to below) made by the Lender to the Borrower pursuant to the Agreement and noted on the records of the Lender, such payment to be made as hereinafter provided, together with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount hereof until paid in full.

         The entire unpaid principal (not at the time overdue) of this Note shall bear interest at the rate or rates from time to time in effect under the Agreement, as defined below. Accrued interest on the unpaid principal under this Note shall be payable on the dates specified in the Agreement.

         The Borrower absolutely and unconditionally agrees to repay so much of the Revolving Loans as may be necessary so that the aggregate outstanding principal amount of the Revolving Loans will not exceed the Maximum Amount. On June 30, 2001, the date of the final maturity of this Note, there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby promises to pay to the holder hereof, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

         All payments under this Note shall be made at the head office of the Lender at 100 Federal Street, Boston, Massachusetts 02110 (or at such other place as the Lender may designate from time to time in writing) in lawful money of the United States of America in federal or other immediately available funds. Subject to the provisions of Section 2.4 of the Agreement, the Borrower may prepay this Note in whole or in part at any time without premium or penalty. Amounts so paid and other amounts may be borrowed and reborrowed by the Borrower hereunder from time to time as provided in the Agreement referred to below.

         This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of a certain Loan Agreement of even date herewith by and between the undersigned and the Lender (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

         Upon an Event of Default, as defined in the Agreement, the aggregate unpaid balance of principal plus accrued interest may become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The maker of this Note hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         WITNESS the execution of this Note under seal on the date written above.


                                  C.P. CLARE CORPORATION

WITNESS:

                                  By:
                                     ---------------------------------
----------------------------         Title: President

                                                                  EXHIBIT B



                                   DISCLOSURE

PARAGRAPH 3.1 (ORGANIZATION AND QUALIFICATION)

---------------------------------------------------------------------------------------------------
         Name                                  Organized            Foreign Qualification
---------------------------------------------------------------------------------------------------
Borrower                                      Massachusetts               California
                                                                          Florida
                                                                          Illinois (in process of
                                                                          reinstatement)
                                                                          Missouri
---------------------------------------------------------------------------------------------------
Clare Canada, Ltd.                            Ontario
---------------------------------------------------------------------------------------------------
Clare Mexicana S.A. de C.V.                   Mexico
---------------------------------------------------------------------------------------------------
Clare Engineering N.V.                        Belgium
---------------------------------------------------------------------------------------------------
C.P. Clare Foreign Sales Corporation          U.S. Virgin Islands
---------------------------------------------------------------------------------------------------
Clare Technologies, Inc.                      Delaware
---------------------------------------------------------------------------------------------------
Clare Components, Inc.                        Delaware
---------------------------------------------------------------------------------------------------
Clare Systems, Inc.                           Delaware
---------------------------------------------------------------------------------------------------
Clare Electronics, Inc.                       Delaware
---------------------------------------------------------------------------------------------------
Clare Instruments, Inc.                       Delaware
---------------------------------------------------------------------------------------------------
Clare Services, Inc.                          Delaware
---------------------------------------------------------------------------------------------------
Clare Capital, Inc.                           Delaware
---------------------------------------------------------------------------------------------------
C.P. Clare Electronics GmbH                   Germany
---------------------------------------------------------------------------------------------------
Clare France S.A.R.L.                         France
---------------------------------------------------------------------------------------------------
Clare Technologies (Taiwan), Inc.             Taiwan
---------------------------------------------------------------------------------------------------
Clare Micronics Integrated Systems, Inc.      California
---------------------------------------------------------------------------------------------------
C.P. Clare N.V.                               Belgium (in process of
                                              dissolution
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
Clare Technologies, Inc.                      New York (all in the
Clare Components, Inc.                        process of dissolution)
Clare Systems, Inc.
Clare Electronics, Inc.
Clare Instruments, Inc.
Clare Services, Inc.
Clare Capital, Inc.
---------------------------------------------------------------------------------------------------



PARAGRAPH 3.5 (FINANCIAL STATEMENTS)

         SEE attached.

PARAGRAPH 3.8 (LABOR RELATIONS; LITIGATION)

         None, other than as may be set forth in the Borrower's Form 10-K for the fiscal year ended March 31, 1998 filed with the Securities and Exchange Commission.

PARAGRAPH 3.10 (CONTRACTS WITH AFFILIATES, ETC.)

         None.

PARAGRAPH 3.12 (ENVIRONMENTAL MATTERS)

         None.

PARAGRAPH 3.15 (COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC.)

         None.

PARAGRAPH 3.16 (SUBSIDIARIES)

   PART (a)

         SEE list incorporated herein as part of disclosure for Paragraph 3.1. SEE ALSO attached Corporate Structure chart.

   PART (b)

         None.

PARAGRAPH 3.17 (INSURANCE)

         None.

PARAGRAPH 3.19 (LEASES)

         SEE attached lists entitled "Leased Real Estate" and "Operating Lease Equipment."

PARAGRAPH 5.5 (EXISTING INDEBTEDNESS)

         SEE attached schedule entitled "Paragraph 5.5 (Existing Indebtedness).

PARAGRAPH 5.6 (EXISTING LIENS)

         None.

PARAGRAPH 5.16 (EXISTING CONTINGENT OBLIGATIONS)

         None.

                                                                   EXHIBIT C

                [FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER]

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

         C.P. Clare Corporation (the "Borrower") HEREBY CERTIFIES THAT:

         This Certificate is furnished pursuant to Section 5.1(vii) of the Loan Agreement dated as of February __, 1999 by and between the Borrower and BankBoston, N.A. (the "Agreement"). Unless otherwise defined herein, the terms used in this Certificate and SCHEDULE 1 attached hereto have the meanings described in the Agreement.

         As required by Section 5.1(i) or (ii) of the Agreement, financial statements of the Borrower for the (year) (quarter) ended _____________, 19__ (the "Financial Statements") prepared in accordance with GAAP (subject, in the case of quarterly statements, to normal year-end audit adjustments, none of which are materially adverse) accompany this Certificate. The Financial Statements present fairly the consolidated financial position of the Borrower and the Subsidiaries as of the date thereof and the results of operations of the Borrower and the Subsidiaries for the period covered thereby.

         Schedule 1 attached hereto sets forth financial data and computations evidencing the Borrower's compliance with the covenants of the Agreement set forth in Sections 5.21 through 5.25, inclusive, all of which data and computations, to the best of the knowledge and belief of the chief financial officer (the "Chief Financial Officer") executing and delivering this Certificate on behalf of the Borrower, are true, complete and correct.

         The activities of the Borrower and the Subsidiaries during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer and by employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the Chief Financial Officer, during the period covered by the Financial Statements, and as of the date of this Certificate, (a) the Borrower has, or has caused to have, kept, observed, performed and fulfilled each and every covenant and condition of the Agreement (except to the extent waived by the Lender and noted on Schedule 1 attached hereto) and the Credit Note, and (b) no Default or Event of Default has occurred or is occurring.

         Witness my hand this ___ day of ____________, 19__.


                                  C.P. CLARE CORPORATION


                                  By:
                                     ---------------------------------
                                     Title: Chief Financial Officer

                                                                   EXHIBIT D

                            FORM OF LEGAL OPINION OF
                             GOODWIN, PROCTER & HOAR


                            [To Be Provided by GP&H.]

                                                                   EXHIBIT E

                                 CLOSING AGENDA

A.       ITEMS DELIVERED BY, OR PERTAINING TO, BORROWER:

         1. Loan Agreement and all Exhibits and Schedules thereto Exhibit A (Form of Revolving Credit Note)
                   Exhibit B (Disclosures)
                   Exhibit C (Form of Certificate of CFO)
                   Exhibit D (Form of Opinion of GP&H)
                   Exhibit E (Closing Checklist)
                   Schedule 3.17 (Updated Insurance Summary)

         2.   Revolving Credit Note

         3.   Pledge Agreement

         4. Clerk's Certificate regarding articles of organization, by-laws, board resolutions (covering loan documents) and incumbency of officers

         5.   Certified copy of Borrower's Articles of Organization

         6. Certificates of good standing and qualification to do business in the following States listed in Exhibit B:

                   California
                   Florida
                   Illinois
                   Massachusetts
                   Missouri

         7.   Closing Certificate

B.       ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE CAPITAL, INC.
         (DELAWARE):

         8.   Guaranty

         9. Certificate regarding board resolutions and incumbency of officers and directors

C.       ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE COMPONENTS, INC.
         (DELAWARE):

         10.  Guaranty

         11. Certificate regarding board resolutions and incumbency of officers and directors

D.       ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE ELECTRONICS,
         INC.(DELAWARE):

         12.  Guaranty

         13. Certificate regarding board resolutions and incumbency of officers and directors

E.       ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE INSTRUMENTS, INC.
         (DELAWARE):

         15.  Guaranty

         16. Certificate regarding board resolutions and incumbency of officers and directors

F.       ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE SERVICES, INC.
         (DELAWARE):

         17.  Guaranty

         18. Certificate regarding board resolutions and incumbency of officers and directors

G.       ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE SYSTEMS, INC.
         (DELAWARE):

         19.  Guaranty

         20. Certificate regarding board resolutions and incumbency of officers and directors

H.       ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE TECHNOLOGIES, INC.
         (DELAWARE):

         21.  Guaranty

         22. Certificate regarding board resolutions and incumbency of officers and directors

I. ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE MICRONICS INTEGRATED SYSTEMS, INC. (CA):

         23.  Guaranty

         24. Certificate regarding board resolutions and incumbency of officers and directors

J. ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE CANADA, LTD. (ONTARIO, CANADA):

         25.  Negative Pledge Agreement

         26. Certificate regarding board resolutions and incumbency of officers and directors

K.       ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE FRANCE S.A.R.L.
         (FRANCE):

         27.  Negative Pledge Agreement

         28. Certificate regarding board resolutions and incumbency of officers and directors

L. ITEMS TO BE DELIVERED BY, OR PERTAINING TO C.P. CLARE ELECTRONICS, GMBH (GERMANY):

         29.  Negative Pledge Agreement

         30. Certificate regarding board resolutions and incumbency of officers and directors

M. ITEMS TO BE DELIVERED BY, OR PERTAINING TO CP. CLARE FOREIGN SALES CORPORATION (U.S. VIRGIN ISLANDS):

         31.  Negative Pledge Agreement

         32. Certificate regarding board resolutions and incumbency of officers and directors

N.       ITEMS TO BE DELIVERED BY, OR PERTAINING TO C.P. CLARE N.V. (BELGIUM):

         33.  Negative Pledge Agreement

         34. Certificate regarding board resolutions and incumbency of officers and directors

O.       ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE ENGINEERING N.V.
         (BELGIUM):

         35.  Negative Pledge Agreement

         36. Certificate regarding board resolutions and incumbency of officers and directors

P. ITEMS TO BE DELIVERED BY, OR PERTAINING TO C.P. CLARE MEXICANA S.A. DE C.V. (MEXICO):

         37.  Negative Pledge Agreement

         38. Certificate regarding board resolutions and incumbency of officers and directors

Q. ITEMS TO BE DELIVERED BY, OR PERTAINING TO CLARE TECHNOLOGIES (TAIWAN), INC. (TAIWAN):

         39.  Negative Pledge Agreement

         40. Certificate regarding board resolutions and incumbency of officers and directors

R.       OTHER CLOSING ITEMS:

         41.  Opinion of counsel to Borrower

                       SCHEDULE 3.17 (INSURANCE COVERAGE)



                             SEE attached schedule.